Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) of the Securities Exchange Act of
1934, as amended
(Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350, Chapter 63 of Title 18 of the United States Code (18 U.S.C.—§1350), each of James Chu, Chief Executive Officer of ViewSonic Corporation, a Delaware corporation (the "Company"), and James A. Morlan, Chief Financial Officer of the Company, does hereby certify, to such officer's knowledge, that:

The Company’s Annual Report on Form 10-K for the period ended December 31, 2005 (the "Form 10-K") to which this certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 3rd day of April 2006.

/s/ JAMES CHU
James Chu
Chairman of the Board of Directors and Chief Executive Officer

/s/ JAMES A. MORLAN
James A. Morlan
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-K or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.